Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-137190, 333-137189, 333-137188, 333-127807, 333-60997, 333-61007, 333-90802, 333-90858, and 333-90860) of Hastings Entertainment, Inc. of our report dated April 12, 2007, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2007.
Fort Worth, Texas
April 18, 2007